UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2017
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2017, William Liebeck, a member of the Board of Directors (the “Board”) of CAI International, Inc. (the “Company”), passed away.  In light of Mr. Liebeck’s passing, at a meeting of the Board on July 25, 2017, the Board determined to move one of the directors from Class I (with a term expiring at the 2020 Annual Meeting of Stockholders) to Class II (with a term expiring at the 2018 Annual Meeting of Stockholders) to achieve a more equal balance of membership among the classes of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.  Accordingly, on July 25, 2017, Marvin Dennis agreed to resign as a Class I director and was immediately appointed by the Board as a Class II director.  Mr. Dennis continues to serve on the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee of the Board. The resignation and reappointment of Mr. Dennis was effected solely to rebalance the Board classes in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and for all other purposes, including vesting and other compensation matters, Mr. Dennis’ service on the Board is deemed to have continued uninterrupted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: July 28, 2017	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer